UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2007

Date of Report (Date of earliest event reported)

AQUENTIUM, INC.

(Name of small business issuer in its charter)

Delaware (State of incorporation)	000-23402 (Commission File Number)	11-2863244 (I.R.S. Employer Identification No.)

19024 Ruppert Avenue, P.O. Box 580943, North Palm Springs, California 92258

(Address of principal executive offices)

(760) 329-4139

(Issuer’s telephone number)

19125 North Indian Avenue, North Palm Springs, California 92258

(Former address)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR
240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Aquentium, Inc. entered into a Commercial Lease Agreement, dated August 22, 2007,  with
Halleck Family Trust, the landlord, for 5,000 square feet of light industrial and office space located in North Palm Springs, California.  The manufacturing area of this commercial space is over 4,000 square feet and will serve our current needs.  The lease is effective September 1,
2007, and has a two year term, expiring on August 31, 2009.  Under the lease the base rent is
$3,500 for the first twelve months, but the base rent may be adjusted in the second twelve month period based upon any increase in the U.S. Consumer Price Index of the Bureau of Labor
Statistics of the Department of Labor for all Urban Consumers.  In addition, Aquentium is required to carry liability insurance in the amount of $1 million.

Section 8 - Other Events

Item 8.01 Other Events

On October 24, 2007, Aquentium formed Aquentium De Mexico, a Mexican subsidiary, to manufacture and market our low-cost housing model units in the Mexican Republic.  We intend to seek financing to manufacture and market our housing model units in Puebla, Yucatan,
Quintana Roo, Veracruz and Chiapas.  These areas of Mexico have recently suffered major destruction due to hurricanes, rains and flooding.  Potential investors must recognize that we have limited capital available for the development of this business plan and all risks inherent in a new and inexperienced enterprise are inherent in our plan to launch these operations.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

No.

Description

10.1

Commercial Lease Agreement between Aquentium and Halleck Family Trust, dated
August 22, 2007

21.1

Subsidiaries of Aquentium, Inc.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007	AQUENTIUM, INC. By: /s/ Mark T. Taggatz Mark T. Taggatz, President